                           [FMS FINANCIAL CORPORATION LETTERHEAD]


                                                                March 29, 1996

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of the FMS Financial Corporation, I cordially invite you to attend the 1996 Annual Meeting of Stockholders to be held at the Riverton Country Club, Cinnaminson, New Jersey at 10:00 a.m. Eastern Time on April 26, 1996. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

     Please send in your proxy card or notify your broker of your vote. YOUR VOTE IS VERY IMPORTANT.

     We hope to make the meeting interesting and informative, and look forward to seeing you there.


                                          Sincerely,

                                          FMS FINANCIAL CORPORATION



                                          /s/ Craig W. Yates
                                          Craig W. Yates
                                          President

_______________________________________________________________________________
                           FMS FINANCIAL CORPORATION

                            Sunset and Salem Roads
                         Burlington, New Jersey  08016

                                (609) 386-2400

-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on April 26, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FMS Financial Corporation (the "Corporation"), will be held at the Riverton Country Club, Riverton, New Jersey at 10:00 a.m. Eastern Time on April 26, 1996.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

            1.    The election of two directors of the Corporation;

            2. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the 1996 fiscal year; and

            3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      The Board of Directors has fixed the close of business on March 1, 1996, as the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

      You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    /s/ Thomas M. Topley
                                    THOMAS M. TOPLEY
                                    SECRETARY

Burlington, New Jersey
March 29, 1996

-------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE
IS REQUIRED IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      OF

                           FMS FINANCIAL CORPORATION
                            SUNSET AND SALEM ROADS

                         BURLINGTON, NEW JERSEY  08016

                        ANNUAL MEETING OF STOCKHOLDERS

                                April 26, 1996

                                     GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FMS Financial Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Riverton Country Club, Riverton, New Jersey on April 26, 1996, at 10:00 a.m., Eastern Time, and any adjournments thereof. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about March 29, 1996.

                       VOTING AND REVOCABILITY OF PROXIES

      Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, duly executed proxies will be voted for the nominees for director set forth below and in favor of the other proposal set forth in this Proxy Statement for consideration at the Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Stockholders of record as of the close of business on March 1, 1996 are entitled to one vote for each share of Common Stock then held. As of March 1, 1996, the Corporation had 2,505,796 shares of Common Stock outstanding.

      As to the election of directors (Proposal I), the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of auditors (Proposal II), by checking the appropriate box, stockholders may (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, the ratification of independent auditors shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

      Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon such reports and information provided by the Corporation's Transfer Agent, the following table sets forth, as of March 1, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the Common Stock beneficially owned by all executive officers and directors of the Corporation as a group. Management knows of no person other than those set forth below who owns more than 5% of the Corporation's outstanding shares of Common Stock at March 1, 1996.

                                                  Amount and         Percent of
                                                   Nature of         Shares of
Name and Address                                  Beneficial        Common Stock
of Beneficial Owner                                Ownership         Outstanding
-------------------                            -------------        ------------

Farmers and Mechanics Bank                     149,896 (1)                 5.98%
Employee Stock Ownership Plan ("ESOP")
P. O. Box 397
Burlington, New Jersey  08016

Charles B. Yates                               308,174 (2)(3)(4)(6)       12.30
82 Library Place
Princeton, New Jersey  08540

Craig W. Yates                                 431,901 (2)(4)(5)(8)       17.24
227 Cliff Avenue
Edgewater Park, New Jersey  08010

Frances E. Yates                               171,000 (2)                 6.82
11 Norumbega Drive
Camden, Maine  04843

All Executive Officers and Directors           859,267 (7)                33.56
as a Group (10 persons)

------------------------
(1) The ESOP owns 149,896 shares of the Corporation's Common Stock for the exclusive benefit of participating employees. Such shares were purchased by the ESOP with borrowed funds. These shares are held in a suspense account for allocation among participants on the basis of compensation as the loan is repaid. A committee consisting of certain members of the Corporation's Board of Directors administers the ESOP (the "ESOP Committee"). The Board of Directors has appointed an independent trustee (the "ESOP Trustee"). The Board of Directors may instruct the ESOP Trustee regarding investments of funds contributed to the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will not be voted. Unallocated shares will be voted by the ESOP Trustee as directed by the ESOP Committee.

(Footnotes continued...)

(2) Charles B. Yates is the Chairman of the Board of the Corporation and is the brother of Craig W. Yates who is President of the Corporation. Frances E. Yates is the sister of Charles B. Yates and Craig W. Yates. Pursuant to Schedules 13D filed by each individual, each disclaims beneficial ownership of Common Stock owned by the other.
(3) Excludes 206,360 shares owned by four adult children. Charles Yates disclaims beneficial ownership of shares held by his adult children.
(4) Under applicable OTS Regulations, any person or group acting in concert is required to file a notice or application with the OTS prior to acquiring more than 10% of the stock of an insured institution or its holding company. Craig W. Yates and his brother, Charles B. Yates, collectively own in excess of 10% of the Corporation's outstanding Common Stock. Such parties filed a Rebuttal to the presumption that they are acting in concert, which was accepted by the OTS. Such individuals also filed a Change of Control Notice with the OTS pursuant to 12 CFR ss.574.3 disclosing an intention of the parties to acquire up to a maximum of 37.3% of the Corporation's Common Stock. The OTS approved such acquisitions to be made within one year of its letter dated August 25, 1992. The parties authorized to purchase such stock includes Craig Yates and his five children and Charles Yates and three of his four adult children mentioned in the previous footnote. The group does not include the holdings of Roy
    D. Yates, son of Charles Yates, and the holdings of Frances E. Yates, sister of Charles Yates and Craig Yates.
(5) Includes 3,699 shares allocated to individual's account under the ESOP.
(6) Includes 1,274 shares allocated to individual's account under the ESOP.
(7) Includes certain shares of Common Stock owned by businesses in which the director is an officer or major stockholder, or by spouses, or immediate family members, or as a custodian or trustee for minor children, over which shares the named individual or all executive officers and directors as a group effectively exercise sole or shared voting and investment power, unless otherwise indicated. This table includes 54,888 shares which executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options. Does not include shares owned by the Corporation's ESOP except for shares allocated to the accounts of executive officers. See footnote 1 above.
(8) Excludes 70,000 shares owned by three adult children. Craig Yates disclaims beneficial ownership of shares held by his adult children.

                     FILING OF BENEFICIAL OWNERSHIP REPORTS

      The Common Stock of the Corporation is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Corporation and beneficial owners of greater than 10% of the Corporation's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Corporation's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Corporation's Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Corporation's review of such ownership reports no officer, director or 10% beneficial owner of the
Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 1995.

                       PROPOSAL I -- ELECTION OF DIRECTORS

      The Corporation's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of 7 members. The Board of Directors has nominated Craig W. Yates and Edward J. Staats, Jr., to serve as directors of the Corporation, each for a three-year term.

      It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth each nominee and director, his name, age, the year he first became a director of the Corporation or Farmers and Mechanics Bank (the "Bank"), the wholly owned subsidiary of the Corporation, the expiration of his term as a director, and the number and percentage of shares of the Corporation's Common Stock beneficially owned. Each director of the Corporation is also a member of the Board of Directors of the Bank.

                       Age at
                      December    Year First     Current     Shares of Common   Percent
                         31,      Elected or     Term to    Stock Beneficially     of
Name                    1995       Appointed     Expire        Owned(1)(2)       Class
----                   ------      ---------     ------        -----------       -----

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999

Craig W. Yates           53          1990         1996        431,901(5)(8)(9)   17.24%

Edward J. Staats, Jr.    51           --           --          20,000             0.80

                               DIRECTORS IN OFFICE

Robert N. Garrison       58          1988         1996          9,722(4)          0.39

James C. Lignana         53          1986         1997         34,861(3)          1.39

Wayne H. Page            73          1954         1997         21,918(4)          0.87

Dominic W. Flamini       57          1986         1998          9,722(4)          0.39

Charles B. Yates         56          1992         1998        308,174(5)(6)(7)   12.30

George J. Barber         74          1992         1998         15,111(3)          0.60

------------------------
(1)   As of March 1, 1996.
(2) Except as otherwise noted below, includes certain stock owned by businesses in which the director is an officer or major stockholder or by spouses, or immediate family members, or as a custodian or trustee for minor children, over which shares the named individual effectively exercises sole or shared voting and investment power, unless otherwise indicated. Does not include 48,502 shares owned and unallocated by the Corporation's ESOP, over which shares the ESOP Committee, consisting of certain directors, exercises partial voting and investment power. See "Voting Securities and Principal Holders Thereof".
(3) Includes 3,861 shares underlying options which are exercisable within 60 days of March 1, 1996.
(4) Includes 7,722 shares underlying options which are exercisable within 60 days of March 1, 1996.
(5) Charles B. Yates is the Chairman of the Board of the Corporation and is the brother of Craig W. Yates who is President of the Corporation. Pursuant to Schedules 13D filed by each individual, each disclaims beneficial ownership of Common Stock owned by the other.

(6) Excludes 206,360 shares owned by four adult children. Charles Yates disclaims beneficial ownership of shares held by his adult children.
(7)   Includes 1,274 shares allocated to individual's account under the ESOP.
(8)   Includes 3,699 shares allocated to individual's account under the ESOP.
(9) Excludes 70,000 shares owned by three adult children. Craig Yates disclaims beneficial ownership of shares held by his adult children.

      The principal occupation of each director and nominee of the Corporation for the last five years is set forth below.

      Dominic W. Flamini is the President and owner of First U.S. Corporation, a real estate development and property management company located in Haddon Heights, New Jersey.

     Edward J. Staats, Jr. is the President of Staats Construction Co., Incorporated, a construction company located in Edgewater Park, New Jersey.

      Robert N. Garrison is the President and owner of Garrison Architects, which is located in Bala Cynwyd, Pennsylvania.

      James C. Lignana is Vice President of the Baxter Group, a wholesale wine and spirits dealer located in Pennsauken, New Jersey. He has been a director of the Bank since 1986 and was elected to the Corporation's Board in June 1990.

     Wayne H. Page serves as Vice Chairman of the Board. Mr. Page is the former owner of Page Funeral Home, Burlington, New Jersey, which he sold upon his retirement in 1986.

      Craig W. Yates serves as President and Chief Executive Officer of the Corporation. He became a director of the Bank in January 1990, a director of the Corporation in April 1990 and President of the Corporation and the Bank on December 31, 1990. For the previous five years, Mr. Yates was a private investor. In his capacity as President, Mr. Yates is responsible for the operations of the Corporation pursuant to the policies and procedures adopted by the Board of Directors.

     Charles B. Yates has been Chairman of the Board of the Corporation and the Bank since April 1994. Mr. Yates has been a private investor for the past seven years.

      George J. Barber serves as a director of the Corporation. Previously, he was Chairman of the Board of the Corporation, and was President of the Bank from 1973 until his retirement in 1986.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Corporation conducts its business through meetings of the Board. During the fiscal year ended December 31, 1995, the Board of Directors held 12 meetings. No director of the Corporation attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

      The Corporation's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees, nor, subject to the procedural requirements set forth in the Corporation's

Certificate of Incorporation and Bylaws, established any procedures for this purpose. The Board of Directors held one meeting in 1995 in its capacity as the nominating committee.

      The Corporation has standing Stock Option and ESOP Committees. Members of these committees consist of Directors Flamini, Garrison, Page, Barber and Lignana. The function of such committees is to administer the granting of stock options and to direct the voting of all ESOP shares. The committees held one meeting during the year ended December 31, 1995.

      The Bank's Audit Committee consists of Directors Page, Flamini, Garrison, Lignana, Barber and the Corporation's internal auditor and compliance officer. This committee selects the independent auditors and meets with the Bank's independent auditors in connection with the Bank's annual audit. The Audit Committee held four meetings during the year ended December 31, 1995.

      The Bank's Compensation Committee, currently composed of Directors Garrison, Lignana, Flamini, Barber and Page, meets at least annually to review and recommend salary increases and/or salary adjustments. This committee also reviews and recommends any additional compensation to be distributed to the Bank's staff. The Compensation Committee held one meeting during the year ended December 31, 1995.

Directors' Compensation

      For 1995, Directors received $12,000 for serving as Director of the Corporation and the Bank. The President, Chairman of the Board, and other officers do not receive director fees or fees for attendance at Board or committee meetings. In the aggregate, for the fiscal year ended December 31, 1995, the Corporation paid a total of $60,000 in directors' fees.

Executive Compensation

      The following table sets forth for the fiscal years ended December 31, 1995, 1994 and 1993, certain information as to the total remuneration received by Craig W. Yates, the President and the Chief Executive Officer of the Corporation and Charles B. Yates, Chairman of the Board. No other executive officer of the Corporation who served in such capacity during such period received total cash compensation in excess of $100,000.


                                       Annual Compensation
                    -----------------------------------------------------------------

Name and Principal                                      Other Annual      All Other
Position            Year     Salary        Bonus        Compensation     Compensation
------------------  ----     ------        -------      ------------     ------------
Craig W. Yates      1995     $150,000      $12,000          --           $3,080(2)
President and CEO   1994      141,346        5,654          --            3,294
                    1993      127,473(1)     6,250          --            3,891
Charles B. Yates    1995      149,423       12,000          --            3,080(3)
Chairman of the     1994       81,049(4)     3,183          --            1,855
Board               1993         --           --            --               --

-----------------
(1)   Reflects compensation paid in 1993 for 53 weeks.
(2) Includes 795 shares of Common Stock with a purchase price of $3.875 per share allocated to Mr. Yates' account under the ESOP for 1995.

(3) Includes 795 shares of Common Stock with a purchase price of $3.875 per share allocated to Mr. Yates' account under the ESOP for 1995.
(4)   Reflects compensation paid for only seven months in 1994.

Long Term Incentive Plans

      The Company made no awards to Craig W. Yates, President and Chief Executive Officer nor Charles B. Yates, Chairman of the Board, under a long term incentive plan during the fiscal year ended December 31, 1995.

Compensation Committee, Interlocks and Insider Participation

      The Corporation's Compensation Committee serves as the Compensation Committee for executive officers of the Corporation and the Bank.

Report of the Compensation Committee on Executive Compensation

      The Corporation's executive officers consist of Craig W. Yates (President and Chief Executive Officer), Charles B. Yates (Chairman of the Board), Channing
L. Smith (Vice President and Chief Financial Officer), James E. Igo (Senior Vice President and Senior Lending Officer) and Thomas M. Topley (Senior Vice President of Operations and Corporate Secretary). The Compensation Committee of the Corporation determines the compensation of the executive officers. This committee meets in the end of each year to determine the level of any salary increase to take effect as of the beginning of the following year. The committee also approves any perquisites payable to these executive officers. All of the directors, except Craig W. Yates and Charles B. Yates, serve on the Compensation Committee.

      The committee determines the level of salary increase, if any, to take effect on January 1, of the following year after reviewing various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Corporation's market area. Although the committee did not set compensation levels for executive officers based on whether particular financial goals had been achieved by the Corporation, the committee did consider the overall profitability of the Corporation when making these decisions. With respect to each particular executive officer, his or her particular contributions to the Corporation over the past year are also evaluated.

      During the year ended December 31, 1995, Craig W. Yates, President and CEO received an increase in salary from $141,346 to $150,000. The committee believes that the registrant's performance in any short term period may vary greatly depending on general economic trends and market forces beyond the reasonable ability of any person or institution to predict or foresee. The committee does not, therefore, attempt to follow any strict relationship between the immediate performance of the bank and the CEO's and other officers' compensation.

      Compensation Committee:

            Robert N. Garrison
            James C. Lignana
            Dominic W. Flamini
            George J. Barber
            Wayne H. Page

Performance Graph

      The following graph compares the cumulative total shareholder return of the Common Stock of the Corporation with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the market close on December 31, 1990 and the reinvestment of dividends when paid. The graph provides comparisons at the end of the fiscal years of the Corporation.

      There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Corporation will not make nor endorse any predictions as to future stock performance.

                                   [GRAPHIC]

===========================================================================================
                     12/31/90    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95

-------------------------------------------------------------------------------------------
Nasdaq Stock Market    $100.00      $160.56    $186.87     $214.51     $209.69  $   296.30
-------------------------------------------------------------------------------------------
Nasdaq Bank             100.00       164.09     238.85      272.36      271.41      404.35
-------------------------------------------------------------------------------------------
FMS Financial           100.00       147.13     407.85      694.96      679.76    1,039.27
===========================================================================================

Other Benefits

      Health and Life Insurance. The Corporation's employees are provided with health care, life insurance and long-term disability policies under group plans available generally and on the same basis to all full-time employees. Hospitalization, medical and major medical plans are subject to employee contribution provisions for coverage. The Corporation provides coverage for employees who work over 30 hours a week. Directors receive health insurance if they are not otherwise covered under another plan.

      Retirement Plans. The Corporation, through the Bank, sponsors a non-contributory pension plan (the "Pension Plan") for all full-time employees who have completed one year of service and have attained the age of 21. The Pension Plan is a defined benefit plan which provides for monthly payments to, or on behalf of, each covered employee, based upon the employee's average monthly earnings for the participant's three highest consecutive years ("average compensation"). Benefits are payable at the employee's Normal Retirement Date. Benefits are reduced for participants who have less than 35 years of service at their Normal Retirement Date. The amount of a participant's monthly normal retirement benefit is equal to 65% of the participant's average monthly compensation plus 22.5% of such monthly earnings in excess of his level of average compensation. Under the Pension Plan, the Bank makes annual contributions to fund the benefits computed on an actuarial basis. The total pension expense for the year ended December 31, 1995 was approximately $369,000. Participants benefits become 100% vested upon completion of five years of service with the Corporation. As of December 31, 1995, Craig W. Yates and Charles B. Yates, had 5 years and 1 year, respectively, of service credited under the Pension Plan.

      The following table illustrates the annual pension benefits (assuming normal retirement during 1995) at age 65 under the Pension Plan at various levels of compensation and years of service. Such amounts are in addition to benefits payable under Social Security. For 1995, the maximum benefit payable was $120,000.

                 Benefits Based on 35 Year Service Requirement
                      and Normal Retirement During 1995

Final Average               Years of Service at Normal Retirement Date
Compensation

                        5         10         15          20        25         30         35
                       ---       ----       ----        ----      ----       ----       ---

$50,000             $5,382    $10,764    $16,146     $21,529   $26,911    $32,293   $ 37,675
 75,000              8,507     17,014     25,521      34,029    42,536     51,043     59,550
100,000             11,632     23,264     34,896      46,529    58,161     69,793     81,425
125,000             14,757     29,514     44,271      59,029    73,786     88,543    103,300
150,000             17,882     35,764     53,646      71,529    89,411    107,293    120,000
175,000             17,882     35,764     53,646      71,529    89,411    107,293    120,000
200,000             17,882     35,764     53,646      71,529    89,411    107,293    120,000


      Stock Option and Incentive Plan. In connection with the Corporation's initial stock offering in 1988, the Corporation's Board of Directors adopted the FMS Financial Corporation 1988 Stock Option and Incentive Plan (the "Option Plan") which was ratified by stockholders at the Corporation's 1989 Annual Meeting of Stockholders. Pursuant to the Option Plan, 115,642 shares of common stock at December 31, 1995 have been reserved for future issuance by the Corporation upon exercise of stock options to be granted to officers, directors and key employees of the Corporation and its subsidiaries from time to time under the Option Plan.

      The Option Plan is being administered by a committee designated by the Board of Directors (the "Committee") consisting of Directors Flamini, Garrison, Page, Lignana, Barber and Charles Yates. The Committee will select the persons to whom options are to be granted and the number of options to be granted. The Option Plan also contains provisions authorizing the Committee to provide for the exercise of stock options in the form of stock appreciation rights ("SARs"). These SARs, which are exercisable only upon specific authorization by the Committee, permit an optionee to surrender his option for cancellation and receive cash or Common Stock equal to the difference between the exercise price and the then fair market value of the shares of common stock subject to the option.

      At December 31, 1995, there were options to purchase an aggregate of 95,823 shares of the Corporation Common Stock outstanding at an exercise price equal to the fair market value of the Common Stock on the date of grant of such options. Of such options, executive officers as a group (3 persons) held options to purchase 24,000 shares at an average price of $7.92 per share. Craig W. Yates, President and Charles B. Yates, Chairman, held no stock options as of December 31, 1995. No SARs are presently outstanding.

      Employee Stock Ownership Plan. The Corporation maintains an Employee Stock Ownership Plan for the exclusive benefit of participating employees. Participating employees must be age 21 or older and must have completed three months of service with the Bank. The ESOP is to be funded by contributions made by the Corporation in cash or Common Stock. Benefits may be paid either in shares of Common Stock or in cash. In December 1988, the ESOP borrowed approximately $659,800 from an unrelated third party lender to purchase 85,137 shares of the Common Stock. As a result of the two-for-one stock split declared on November 28, 1995 and paid on January 12, 1996, the ESOP holds 149,896 shares of Common Stock. This loan is secured by the Common Stock purchased with the proceeds, and will be repaid by the ESOP with funds from the Corporation's contributions and earnings on ESOP assets. Common Stock purchased with such loan proceeds will be held in a suspense account for allocation among participants on the basis of compensation as the loan is repaid. During the year ended December 31, 1995, the Corporation contributed $65,981 to fund the ESOP debt.

      The Board of Directors has appointed a committee consisting of Directors Flamini, Garrison, Page, Lignana and Barber (the "ESOP Committee"). The Board has appointed an independent trustee for the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will not be voted. Unallocated shares will be voted by the ESOP Trustee as directed by the ESOP Committee.

Transactions with Management

      In the past, the Bank has followed a policy of granting mortgage loans to directors, officers and employees for the purpose of purchasing or refinancing such person's primary residence at preferential rates. The loan policy provides that loans offered to officers, directors and employees were made at an interest rate equal to 1% below the market rate of such loans at the time of origination. Such rate discount remains in effect for the time the person remains employed by the Bank. If employment is terminated, the rate discount ceases from that date of termination. The loans to directors, officers and employees are based upon substantially the same underwriting criteria and procedures as those generally used by the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, loans made to officers and directors must be on substantially the same terms as offered in comparable transactions with non-affiliated parties. The Bank has modified its loan policy to comply with these requirements. Loans to other employees may still be made on preferential terms.

      Set forth below is certain information relating to loans made to executive officers and directors of the Corporation and its subsidiaries whose total aggregate loan balances exceeded $60,000 at any time during the year ended December 31, 1995.

                                                           Highest                            Prevailing
                                                           Unpaid                               Market
                                              Original     Balance                Interest   Interest Rate
                                     Date       Loan        Since     Balance at    Rate       at Date
Name and Position    Loan Type    Originated   Amount     12/31/94     12/31/95     Paid      Originated
-----------------  -----------    ----------  --------    --------    ---------   --------   --------------

Dominic W. Flamini First mortgage
 Director          on primary       01/06/88   $400,000     $367,833    $361,649     7.500%       10.500%
                   residence

Robert N. Garrison First mortgage
 Director          on second        09/23/86    186,000      118,876     111,240     8.250%        9.625%
                   home

James C. Lignana   First mortgage
 Director          on primary       04/30/87    130,000       81,439      72,820     7.250%        8.500%
                   residence

James E. Igo       First mortgage
Senior Vice        on primary       11/14/91    120,000      116,863     115,503     7.625%         9.00%
President          residence


              PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has approved to continue Coopers & Lybrand L.L.P., independent public accountants to serve as the auditors of the Corporation and the Bank for the 1996 fiscal year, subject to ratification by the Corporation's stockholders. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

      The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Corporation at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of auditors.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                  MISCELLANEOUS

      The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

      The Corporation's 1995 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 1, 1996. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

-------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FMS FINANCIAL CORPORATION, P. O. BOX 397, BURLINGTON, NEW JERSEY 08016.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive office at Sunset and Salem Roads, P. O. Box 397, Burlington, NJ 08016, no later than November 27, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    /s/ Thomas M. Topley
                                    THOMAS M. TOPLEY
                                    SECRETARY

Burlington, New Jersey
March 29, 1996

APPENDIX A

                              FMS FINANCIAL CORPORATION

                               Sunset and Salem Roads
                            Burlington, New Jersey  08016

                                   (609) 386-2400

                           ANNUAL MEETING OF STOCKHOLDERS

                                   April 26, 1996

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Board of Directors of the Corporation, or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of FMS Financial Corporation (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Riverton Country Club, Riverton, New Jersey, on April 26, 1996, at 10:00 a.m. Eastern Time, and at any and all adjournments thereof, as follows:

                                                VOTE        VOTE
                                                FOR         WITHHELD

1. The election as director of all nominees listed below for three-year terms

      (except as marked to the contrary).       |_|               |_|

      Craig W. Yates
      Edward J. Staats, Jr.

     INSTRUCTIONS: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

                                                FOR         AGAINST     ABSTAIN

2.       The ratification of the appointment of
      Coopers & Lybrand L.L.P. as auditors for

      the Corporation for the 1996 fiscal year.  |_|         |_|           |_|


3. In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF EXECUTED, WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

      Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

      The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement dated March 29, 1996, and a 1995 Annual Report.

      Please sign exactly as your name appears on the envelope in which this Proxy Card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check box if you are planning to attend Meeting  |_|

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.


                                          ------------------------------
                                          PRINT NAME OF STOCKHOLDER


                                          ------------------------------
                                          SIGNATURE OF STOCKHOLDER


                                          ------------------------------
                                          PRINT NAME OF STOCKHOLDER


                                          ------------------------------
                                          SIGNATURE OF STOCKHOLDER

                                      Date:
                                           -----------------------------


-------------------------------------------------------------------------------
          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.
-------------------------------------------------------------------------------

APPENDIX B
                                     SCHEDULE 14A

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant|X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement   |_|   Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FMS Financial Corporation
                (Name of Registrant as Specified in Its Charter)

                         _______________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the  appropriate  box):

|X| $125 per Exchange Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),
    or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a- 6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)


         (4) Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


  |_|   Fee paid previously with preliminary materials.


  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed: